P. 1 TerraForm Power Preliminary Summary Results for 2Q 2016 September 16, 2016 Exhibit 99.2

P. 2 Forward Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our relationship with SunEdison, including SunEdison’s bankruptcy filings and our reliance on SunEdison for management, corporate and accounting services, project level operation and maintenance and asset management services, to maintain critical information technology and accounting systems and to provide our employees; risks related to events of default and potential events of default arising under project-level financings and other agreements related to the chapter 11 proceedings of SunEdison and our failure to obtain corporate and project-level audits; risks related to our failure to satisfy the requirements of Nasdaq; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions, including through refinancing or future sales; actions of third parties, including but not limited to the failure of SunEdison, to fulfill its obligations; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects we intend to acquire; our ability to successfully identify, evaluate, and consummate acquisitions from or changes in expected terms and timing of any acquisitions; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; our ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of our power plants; departure of some or all of SunEdison’s employees particularly executive officers or key employees and operations and maintenance or asset management personnel that we significantly rely upon; pending and future litigation; and our ability to operate our business efficiently, to operate, maintain and transition from SunEdison information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage our capital expenditures. Furthermore, any dividends are subject to available capital, market conditions, and compliance with agreements governing our indebtedness and associated laws and regulations. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2014, and Forms 10-Q with respect to the second and third quarters of 2015, the risk factors furnished to the Securities and Exchange Commission as part of the Current Report on Form 8-K on July 26, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission or incorporated herein. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Exhibit 99.2

P. 3 Introduction & Importance of our Risk Factors  The financial information presented on the following slides is preliminary and unaudited. Financial information may change materially as a result of the completion of the audit for fiscal year 2015 and review procedures for 1Q 2016 and 2Q 2016  The information does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Power (“TerraForm Power” or the “Company”), and is not a replacement for full financial statements prepared in accordance with U.S. GAAP  The Company’s last annual or quarterly report was its Form 10-Q for the period ended September 30, 2015. The Company has not filed its Form 10-K for 2015 or its Form 10-Qs for the periods ending March 31, 2016 or June 30, 2016. The circumstances of the Company and the risks it faces have changed substantially since the date of its last filing on Form 10-Q in November 2015. You should review the updated Risk Factors relating to the Company furnished to the SEC as part of our current report on Form 8-K on July 26, 2016, which include a description of important new risks relating to the chapter 11 proceedings of SunEdison, the consequences of the absence of audited financial information, pending litigation and other matters, and the subsequent Form 8-K filings since July 26, 2016. You should refer also to the unaudited financial information for the fiscal year 2015 and for the fiscal quarter 1Q 2016 and the other periodic filings we have made with the SEC Exhibit 99.2

P. 4 Overview  This presentation provides certain preliminary unaudited summary financial results for 2Q 2016  The results are provided in a format consistent with the preliminary unaudited results we previously published for 2015 and 1Q 2016  Please review these results together with the risk factors detailed in our 8-K filed on July 26, 2016 and with our subsequent 8-K filings  TerraForm Power remains focused on key areas of execution – Continuity of operations – Independence: governance, systems, employees – Strengthen balance sheet – Optimize portfolio through non-recourse project financings and selective divestitures Exhibit 99.2

P. 5 Geographically Diverse Fleet of 3.0 GW1 Wind Solar 1. Reflects portfolio as of August 31, 2016. Diversified Portfolio Across Key Markets Exhibit 99.2

P. 6 High Quality 3.0 GW Renewable Power Plant Portfolio Location Asset Age Assets located in attractive power markets Remaining Contract Length Average remaining PPA life of 15 yearsAverage age of 3 years; Average remaining useful life of 26 years S&P Counterparty Rating Average high quality credit rating of A Generation Type Fleet diversity Note: Data as of August 31, 2016, except for counterparty rating which is as of July 31, 2016. Weighted by MW. USA 79% United Kingdom 13% Canada 5% Chile 3% Solar 49%Wind 51% AAA 1% AA+ 14% AA 8% AA- 1% A+ 11% A 7% A- 12% BBB+ 23% BBB 4% BBB- 3% < IG 4% NR 12% <2 years 34% 2-5 years 47% >5 years 19% 20+ years 18% 16-20 years 24% 11-15 years 46% 6-10 years 2% 0-5 years 10% Exhibit 99.2

P. 7 1,918 2,987 832 200 18 20 10-Q Reported 9/30/2015 Portfolio Invenergy Wind Assets South Plains I Dropdown DG & Resi Dropdowns, Net 1Q 2016 Additions 6/30/2016 Portfolio MW Current View of Portfolio Formation Note: Reflects net capacity based on economic ownership. 1. Excludes 98 MW Prairie Breeze II and III assets which have not closed. 2. Additional distributed generation and residential dropdowns from SunEdison, net of cancellations, and capacity updates. 3. No assets were acquired in 2Q 2016. Includes 18 MW River Mountain and 1 MW distributed generation drop downs from SunEdison and 1 MW final closing of Moose Power acquisition. In the third quarter, TerraForm Power paid $23M in a second installment of the purchase price for assets that were acquired in 1Q 2016. TerraForm Power also terminated, by mutual agreement, its commitment to acquire the Comanche solar project for $163M. 1 2 3 12/31/15: 2,967 MW Exhibit 99.2

Preliminary 2Q 2016 Results

Exhibit 99.2

Metric	2Q 2016
Net MW Owned (Period End)	2,987
Production (GWh)	2,037
Capacity Factor	30%
Revenue	$182M - $190M
Adjusted Revenue[1]	$198M - $206M
Adjusted Revenue / MWh	$97 - $101
Net Income / (Loss)	($20M) – ($6M)
Adjusted EBITDA	$152M – $160M
CAFD	($17M) – ($9M)

Commentary

- Production and revenue somewhat below management expectations due to wind resource 7% below normal, primarily in the Northeast. Fleet operations slightly better than expected.
- Revenue per MWh up 27% vs. 1Q due to mix, as a higher percentage of 2Q production was from solar, which has higher pricing
- ($68M) negative impact to CAFD as a result of accumulation of restricted cash due to SunEdison bankruptcy-triggered or related defaults
- CAFD midpoint would have been $55M had there been no change in restricted cash due to SunEdison bankruptcy-triggered or related defaults

Note: Ranges have been provided for key financial metrics as the interim financial statements for the period ended June 30, 2016 are still under review.
Capacity factor calculated based on gross capacity of 3,078 MW which generated 2,037 GWh in the 91 days in 2Q.
1. Adjusted for amortization of favorable or unfavorable rate revenue contracts, unrealized gains or losses on energy derivatives, and amortization of ITC revenue.

TerraForm POWER a SunEdison company

P. 8

Holdco Cash Walk from 1Q 2016 to 2Q 2016

Exhibit 99.2

$M, unless otherwise noted


$501
$59
$0
($11)
($26)
$523
3/31/2016 Holdco Unrestricted Cash[1]
Project Distributions
Acquisitions & Dropdowns
Debt Service
Other
6/30/2016 Holdco Unrestricted Cash[1]

Est. $450M Holdco Unrestricted Cash as of 8/31/2016

- Ending 2Q 2016 Holdco unrestricted cash of $523M, inclusive of $655M revolver draws from 4Q 2015
  - Represents a net increase of $22M in Holdco unrestricted cash from March 31, 2016
  - ($11M) Debt service includes ($9M) Sr. Notes interest payment and ($2M) revolver fees and interest payment
  - ($26M) Other includes corporate expenses and other ($27M), partially offset by FX hedge gains of $1M
- August 31, 2016 Holdco unrestricted cash of $450M, a net change of ($73M) from June 30, 2016
  - $24M Project distributions received in July and August
  - ($45M) Debt service[2] in July and August
  - ($23M) Final payment for 1Q 2016 dropdowns in August
  - ($29M) Other includes ($18) of corporate expenses, ($11M) of working capital and other in July and August

Note: As of 12/31/2015, Company characterizes restricted cash as (i) cash on deposit in collateral account, debt service, maintenance and other reserves and (ii) in operating accounts but subject to distribution restrictions due to defaults.

1. Holdco unrestricted cash excludes unrestricted project cash and restricted cash at the corporate level, project level or in escrow.
2. Includes $28M Senior Notes interest, $11M revolver fees and interest and $6M Senior Notes consent waiver fee. SunEdison did not pay $8M of interest support owed to TERP due in August 2016.

TerraForm POWER a SunEdison company

P. 9

P. 10 Appendix Exhibit 99.2

P. 11 Risk Factors  Please refer to the risk factors furnished to the SEC with Form 8-K filed July 26, 2016 and to subsequent Form 8-K filings Exhibit 99.2

P. 12 Definitions: Adjusted Revenue, Adjusted EBITDA, CAFD Adjusted Revenue We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. Adjusted EBITDA We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Cash Available For Distribution (CAFD) We define CAFD as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this report, CAFD represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement and the Amended Interest Payment Agreement, (vii) plus operating costs and expenses paid by SunEdison pursuant to the MSA to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. CAFD is a non-GAAP measure and should not be considered an alternative to net income (loss), net cash provided by operating activities or any other liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. Restricted Cash Accounting Policy Change Note: As of December 31, 2015, TerraForm Power changed its policy regarding restricted cash to characterize the following as restricted cash: (i) cash on deposit in collateral accounts, debt service reserve accounts, maintenance and other reserve accounts, and (ii) cash on deposit in operating accounts but subject to distribution restrictions relating to covenant defaults on debt existing as of the balance sheet date. Previously, project-level cash available for operating purposes, but subject to compliance procedures and lender approvals prior to distribution from project level accounts, was also considered restricted. This project-level cash is now considered unrestricted but is designated as unavailable for immediate corporate purposes. The impact of the new accounting policy on reported CAFD is immaterial for 2015 and is expected to be immaterial for 2016. Exhibit 99.2

P. 13 Reg G: Reconciliation of Net Operating Revenue to Adjusted Revenue (Midpoint of Range) a) Represents the change in the fair value of commodity contracts not designated as hedges. b) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net. c) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. $M, unless otherwise noted 2Q 2016 Net Operating Revenue (Midpoint of Range) $186 Unrealized loss (gain) on derivatives, net (a) 7 Amortization of favorable and unfavorable rate revenue contracts, net (b) 11 Other non-cash (c) (2) Adjusted Revenue - Midpoint of Range $202 Exhibit 99.2

P. 14 Reg G: Reconciliation of Net Loss to Adjusted EBITDA (Midpoint of Range) $M, unless otherwise noted 2Q 2016 Net loss (Midpoint of Range) ($13) Add (subtract): Interest expense, net 72 Income tax benefit 2 Depreciation, accretion and amortization expense (a) 74 General and administrative expenses - affiliate (b) 13 Stock-based compensation expense 1 Acquisition and related costs, including affiliate (c) - Unrealized loss (gain) on derivatives, net (d) 7 Loss on extinguishment of debt, net - Loss (gain) on foreign currency exchange, net (e) 5 Other non-cash operating revenues (f) (2) Other non-operating expenses (income) (g) (3) Adjusted EBITDA - Midpoint of Range $156 Exhibit 99.2

P. 15 Footnotes to Reg G: Reconciliation of Net Loss to Adjusted EBITDA (Midpoint of Range) a) Includes a $11.4 million reduction within operating revenues, net due to net amortization of favorable and unfavorable rate revenue contracts for the three months ended June 30, 2016. b) General and administrative expense - affiliate represents costs incurred by SunEdison for services provided to the Company pursuant to the MSA subsequent to the IPO and allocated to the Company in corporate allocations prior to the IPO. In conjunction with the closing of the IPO on August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the year ended December 31. 2015. Thereafter, the amount of general and administrative expense - affiliate in excess of the fees paid to SunEdison in each period will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-recurring items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. c) Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions. No costs were incurred for the three months ended June 30, 2016. d) Represents the change in the fair value of commodity contracts not designated as hedges. e) We incurred a net loss of $5.3M on foreign currency exchange for the three months ended June 30, 2016, due primarily to unrealized gains/losses on the re-measurement of intercompany loans which are primarily denominated in British pounds. f) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. g) Represents certain other non-cash charges or unusual or non-recurring items that we believe are not representative of our core business or future operating performance. Exhibit 99.2

P. 16 Reg G: Reconciliation of Cash from Operations to CAFD (Midpoint of Range) $M, unless otherwise noted Adjustments to reconcile net cash provided by operating activities to cash available for distribution: 2Q 2016 Net cash provided by operating activities (Midpoint of Range) $38 Changes in operating assets and liabilities 41 Deposits (into) or withdrawals from restricted cash accounts (73) Cash distributions to non-controlling interests (5) Scheduled project level and other debt service and repayments (32) Non-expansionary capital expenditures (2) Contributions received pursuant to agreements with SunEdison (a) - Other: General and administrative expenses - affiliate (b) 13 Acquisition and related costs, including affiliate (c) - Change in accrued interest 8 Other items (1) Estimated cash available for distribution - Midpoint of Range (d) ($13) Exhibit 99.2

P. 17 Footnotes to Reg G: Reconciliation of Cash from Operations to CAFD (Midpoint of Range) a) We received an equity contribution of $4.0 million from SunEdison pursuant to the Interest Payment Agreement for the year ended December 31, 2015. We received an equity contribution from SunEdison of $6.6 million and $8.0 million pursuant to the Amended Interest Payment Agreement during the year ended December 31, 2015 and the three months ended March 31, 2016, respectively. In addition, in conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures and operations and maintenance labor fees in excess of budgeted amounts (not to exceed $53.9 million through 2019) for certain of our wind power plants. During the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $4.3 million. No contributions were received pursuant to these agreements during the three months ended June 30, 2016. b) General and administrative expense - affiliate represents costs incurred by SunEdison for services provided to the Company pursuant to the MSA subsequent to the IPO and allocated to the Company in corporate allocations prior to the IPO. In conjunction with the closing of the IPO on August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the year ended December 31. 2015. Thereafter, the amount of general and administrative expense - affiliate in excess of the fees paid to SunEdison in each period will be treated as an addback in the reconciliation of Net Cash Provided by Operating Activities to CAFD. In addition, non-recurring items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of Net Cash Provided by Operating Activities to CAFD . The Company’s normal general administrative expenses, not paid by SunEdison, are not added back in the reconciliation of Net Cash Provided by Operating Activities to CAFD. c) Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions. No costs were incurred for the three months ended June 30, 2016. d) TERP implemented an updated policy for the accounting for restricted cash effective for the year ending December 31, 2015. The impact of the new accounting policy on reported CAFD is immaterial for 2015 and is expected to be immaterial for 2016. However, the new policy causes timing differences in quarter-to-quarter CAFD recognition within a calendar year, 2Q 2016 CAFD would be estimated to be in the range of $21 million to $29 million if reported under the prior policy. For a full discussion of the new policy for accounting for restricted cash, please refer to the “Definitions” page of this document. Exhibit 99.2

P. 18 Reconciliation of Adjusted EBITDA to CAFD a) Includes distributions to non-controlling interests, non-expansionary capital expenditures, and other cash flows applicable to CAFD $M, unless otherwise noted 2Q 2016 Adjusted EBITDA (Midpoint of Range) $156 Interest Payments (59) Principal Payments (32) Other (a) (5) Changes in Restricted Cash (73) Estimated Cash Available for Distribution (Midpoint of Range) ($13) Impact of SunEdison bankruptcy-triggered or related defaults on Changes in Restricted Cash (68) Estimated CAFD before impact of SunEdison bankruptcy-triggered or related defaults on Changes in Restricted Cash $55 Exhibit 99.2

P. 19 Exhibit 99.2